PROMISSORY NOTE AND
STOCK PLEDGE AGREEMENT

$500,000	July 11, 2016

FOR VALUE RECEIVED, the undersigned, Life Clips, Inc., a Wyoming corporation (“Maker”), hereby promises to pay to the order of each of Nataly Assis, Ofer Hasid, Elad Ronen, Shirel Dahan and Cytex Inc. (each, a “Payee,” together, the “Payees,” and together with any subsequent holders of this Promissory Note and Stock Pledge Agreement, the “Holders”), his or her Pro-Rata Share (as hereinafter defined) of the principal sum of Five Hundred Thousand Dollars ($500,000), together with all accrued interest thereon at a rate equal to 1.0% per annum, with $250,000 of principal plus all accrued but unpaid interest under this Note to be paid on each of October 11, 2016 and February 13, 2017. The term of this Note shall be period commencing on the date hereof and ending on the date final payment is made in full of all amounts due hereunder. “Pro-Rata Share” means, with respect to any Payee, that percentage for such Payee set forth on Exhibit A.

Maker reserves the right to prepay all or any portion of this Promissory Note and Stock Pledge Agreement (this “Note”) at any time and from time to time without premium or penalty of any kind.

If this Note or any payment due hereunder becomes due and payable on a Saturday, Sunday or business holiday in the State of North Carolina, payment shall be made on the next successive business day and interest shall be payable thereon at the rate herein specified during such extension.

If (a) there should be a default in the payment of interest or principal due hereunder, (b) Maker should make an assignment for the benefit of creditors, (c) attachment or garnishment proceedings are commenced against Maker, (d) a receiver, trustee or liquidator is appointed over or execution levied upon any property of Maker, or (e) proceedings are instituted by or against Maker under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, which, in each such event, are not stayed or terminated within 60 days then, and in each such event, Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Note and all accrued interest thereon immediately due and payable in full.

Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (a) the foregoing rate per annum plus 10% or (b) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 365-day year.

All payments made hereunder shall be made in lawful currency of the United States of America in immediately available funds at 102 Capital Management, Ehad Ha’am 9, Tel Aviv (Shalom Tower), or at such other place as Holder may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest and then to principal remaining outstanding hereunder.

Maker agrees to pay all reasonable costs of collection, including reasonable attorneys’ fees (actually incurred based upon customary hourly rates and not as a percentage of amounts then due), paid or incurred by Holder in enforcing this Note on default or the rights and remedies herein provided.

Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

Maker’s payment obligations hereunder shall be secured by a pledge of 1,124 Ordinary Shares of Batterfly Energy Ltd., a company limited by shares incorporated under the laws of the State of Israel (the “Company”), held by Maker (the “Shares”) following the closing of the transactions contemplated by that certain Stock Purchase Agreement, dated as of July 11, 2016, among Maker, the Company and the shareholders of the Company (the “Stock Purchase Agreement”). Maker hereby grants a first priority security interest in, and pledges, the Shares and all proceeds thereon (the pledged Shares, together with the property described in the next paragraph of this Note, and all proceeds of the foregoing, being referred to as the “Pledged Collateral”) to Holder to secure the satisfaction by Maker of all its obligations to Holder under this Note. This pledge shall be governed by all applicable provisions of, and Holder shall have all rights and remedies with respect to the Pledged Collateral of a secured party under, the Uniform Commercial Code as in effect in the State of North Carolina. Concurrently with the delivery of this Note to Holder, Maker has delivered to Payee an share transfer deed duly executed by Maker in blank. Maker agrees to deliver to Holder such other documents of transfer as Holder may from time to time request to enable Holder to transfer the pledged Shares into its name or the name of its nominee and to perfect Holder’s security interest in the Pledged Collateral under applicable laws. Maker agrees that the Holder is authorized to file financing statements in the name of Maker to perfect the Holder’s security interest in the Pledged Collateral. Maker agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of Holder or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest granted hereby.

In the event that, during the term of this Note, any distribution, reclassification, readjustment or other change is declared or made in the capital structure of the Company, then Holder shall have a security interest in all securities (whether shares or other securities) issued to or acquired by Maker by reason of such event and with respect to the Pledged Collateral, and such securities shall become part of the Pledged Collateral.

During the term of this Note and so long as the Pledged Collateral is held by Holder, Maker shall have the right to vote the pledged Shares and exercise any voting rights pertaining to such Pledged Collateral, and to give consents, ratifications and waivers with respect thereto, for all purposes. Maker may reduce the amount of the principal due under this Note in an amount equal to any Losses (as defined under the Stock Purchase Agreement) for which indemnification is available to Maker or any of its affiliates under the Stock Purchase Agreement.

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Holder may exercise any and all remedies available to it under law. No delay or failure by Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive.

For the avoidance of doubt, upon final payment in full of all amounts due hereunder, this Note together with all of the Holder’s security interest in the Pledged Collateral shall automatically expire, and the first priority security interest in, and Pledged Collateral shall be automatically removed. To the extent required and immediately upon such final payment in full of all amounts due hereunder each Holder shall promptly execute and provide the Maker with all documents necessary in order to effect and/or perfect the foregoing.

Each Holder hereby irrevocably appoints Maker as its true and lawful attorney, with full power of substitution, upon each such Holder’s failure to promptly execute and provide the Maker with all the foregoing documents, to act in the name of such Holder, effective upon such time as the security interest in the Pledged Collateral should be removed as aforementioned, in order to do any act, including without limitation, to sign in the name of such Holder any and all documents as may, in the opinion of Maker, be necessary, in order to remove the security interest in the Pledged Collateral.

This Note may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page. This Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina without regard to conflicts-of-laws principles that would require the application of any other law.

Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Maker’s prior written consent, which the Maker may withhold in its sole discretion.

[Signatures page follows.]

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IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.

MAKER:

Life Clips, Inc.

By:	/s/ Robert Gruder
Name:	Robert Gruder
Title:	Chief Executive Officer

Accepted by PAYEES:

/s/ Nataly Assis
Nataly Assis

/s/ Itay Hasid
Itay Hasid

/s/ Elad Ronen
Elad Ronen

/s/ Shirel Dahan
Shirel Dahan

Cytex Ventures Inc.

By:	/s/ Eduardo Guendelman
Name:	Eduardo Guenelman
Title:	Director and owner

[Signature Page to Promissory Note and Stock Pledge Agreement]

Exhibit A

Pro-Rata Share

Name of Shareholder or Optionholder	Pro-rata Share
Nataly Assis	40.041%
Itay Hasid	40.041%
Elad Ronen	4.959%
Shirel Dahan	4.959%
Cytex Ventures Inc.	10%

A-1